Exhibit 10.1

FIRST AMENDMENT TO THE
FAMILY DOLLAR COMPENSATION DEFERRAL PLAN

The Family Dollar Compensation Deferral Plan Plan, effective as of March 30, 2003, and amended and restated as of January 1, 2009 and January 1, 2014 (the “Plan”), is hereby amended in the following manner. This Amendment is effective as of November 1, 2014 with respect to elections made for Plan Years (as defined beginning on or after January 1, 2015.

1.Paragraph 5(b) is amended by the deletion of the last line thereof.

IN WITNESS WHEREOF, Family Dollar Stores, Inc. and Family Dollar, Inc. have caused this First Amendment to be executed by their respective duly authorized officers on the _____ day of ________________, 2014.

FAMILY DOLLAR STORES, INC.

By:    _______________________________

Name:    _______________________________

Title:    _______________________________

FAMILY DOLLAR, INC.

By:    _______________________________

Name:    _______________________________

Title:    _______________________________